INTRODUCTION & SUMMARY

COMPANY OVERVIEW

This report has been prepared by the management of Lyft, Inc. (herein referred to as “Lyft”, the “Company”, “we”, “us”, or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated.

Lyft is a ridesharing marketplace that connects drivers with riders via the Lyft mobile application in cities across the United States and in select cities in Canada. To complement its software offering, Lyft designs and contracts to manufacture equipment in Lyft’s micro-mobility network including bicycles, e-bicycles, scooters, bike stations, and vehicle accessories (Lyft Glow in-car emblem and Halo vehicle rooftop digital screens).

FORWARD LOOKING STATEMENTS

This Conflict Minerals Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any plans or intentions to improve the number and quality of supplier and smelter response rates and steps we intend to take to mitigate risk in our supply chain. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, Lyft’s actions and the results of those actions may be affected by: (a) changes in global regulations related to the extraction of and disclosure obligations related to conflict minerals; (b) the ability of our direct suppliers and smelters to provide accurate information in response to our requests; (c) the availability of alternate sources of materials necessary to the functionality or production of our products on commercially reasonable terms or at all; (d) the ability of certified smelters to meet the demand for raw materials; and (e) limits on our ability to unilaterally influence supplier behavior. These forward-looking statements are made as of the date hereof and Lyft assumes no obligation to update such statements.

INTRODUCTION

For the 2022 calendar year, Lyft determined that tin, tungsten, tantalum and/or gold (“3TGs”) were necessary to the functionality or production of products that were manufactured or contracted to be manufactured by Lyft. Therefore, Lyft conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any of the 3TGs in Covered Products (as defined below) originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”). Based on its RCOI, Lyft believes that its Covered Products could contain 3TGs that may have originated in the Covered Countries and, therefore, in accordance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (from here on referred to “Section 1502 of the Dodd-Frank Act” or “the Rule”), performed due diligence on the source and chain of custody of the 3TGs in question to determine whether its Covered Products are “DRC Conflict Free.” Lyft designed its due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework in The Organization for Economic Co-Operation and Development (“OECD”) Due

Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”).

Lyft is committed to upholding responsible sourcing practices. As such, Lyft has implemented a Supplier Code of Conduct (the “Supplier Code”) to formalize its efforts to uphold human rights and responsible practices across the supply chain. Lyft’s Supplier Code encompasses regulatory, compliance, and ethical requirements and covers human rights and labor, health and safety, environmental, ethics (which covers responsible sourcing of minerals), and intellectual property categories and also provides for audit, investigation and reporting mechanisms.

CONFLICT MINERALS PROGRAM

Lyft’s requirement for responsible sourcing of minerals is incorporated into our Supplier Code, and is available online at https://www.lyft.com/suppliers/code-of-conduct.

To determine Lyft’s products that may contain 3TGs, we screened our Enterprise Resource Planning (“ERP”) database for metal parts and printed circuit board assemblies (“PCBAs”). As required under the Rule, these are the products that Lyft manufactured or contracted others to manufacture and that are covered in this Report (collectively, the “Covered Products”).

REASONABLE COUNTRY OF ORIGIN INQUIRY

To determine whether necessary 3TGs in Covered Products originated in Covered Countries, Lyft contracted with Assent Inc. (“Assent”), a third-party service provider, to assist us in reviewing the supply chain and identifying risks. We provided a list of suppliers and parts associated with the Covered Products to Assent for upload to the Assent Compliance Manager (“ACM”).

To collect data on the origin of materials procured by the supply chain, Lyft utilized the Conflict Minerals Reporting Template (“CMRT”) version 6.22 to conduct a survey of all suppliers that provide Covered Products to Lyft since only those parts could contain 3TGs (“in-scope suppliers”).

During the supplier survey, we contacted suppliers via the ACM, a platform provided by Assent that enables users to complete and track supplier communications, and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The ACM also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform.

Via the ACM and Assent team, we requested that all in-scope suppliers complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. Assent monitored and tracked all communications in the ACM for future reporting and transparency. On behalf of Lyft, Assent directly contacted suppliers that were unresponsive during the diligence process, and requested these suppliers complete the CMRT and submit it to Assent.
1

Our program includes automated data validation on all submitted CMRTs. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the suppliers who sell parts directly to Lyft (“Tier 1 suppliers”). The results of this data validation contribute to the program’s health assessment and are shared with the s suppliers through invalid submission campaigns to ensure they understand areas that require clarification or improvement.

All submitted forms are accepted and data is retained and classified as valid or invalid based on a set of validation errors (see appendix C for CMRT validation criteria). Invalid CMRTs include non-responsive, incomplete, or contradicting answers. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, Assent tracks non-responses on behalf of Lyft to account for future improvement opportunities.

For Reporting year 2022 there were 95 suppliers in scope of the conflict minerals program and 47 provided a completed CMRT. Lyft’s total response rate for this reporting year was 49.47%.

DESIGN OF DUE DILIGENCE

Lyft designed its due diligence measures to conform, in all material respects, with the framework in the OECD Guidance. The program aligns with the five steps for due diligence that are described by the OECD Guidance and the Company continues to evaluate market expectations for data collection and reporting to assess opportunities for improvement.

Due diligence requires our necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot fully be controlled by Lyft. However, Lyft’s due diligence process, including outreach and process validation, active risk identification, and risk assessment conducted by Assent, conforms with the OECD’s guidance as it relates to Lyft’s position as a downstream purchaser.

DUE DILIGENCE PERFORMED

1)ESTABLISH STRONG COMPANY MANAGEMENT SYSTEMS

●Internal Compliance Team

Lyft established a cross-functional team responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts.

1

Lyft also uses a third-party service provider, Assent, to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company undertakes with suppliers and/or respective stakeholders with regard to conflict minerals.

We leverage Assent in order to work with dedicated program specialists who support Lyft’s conflict minerals program. We communicate regularly with the Assent team in order to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and the relevant OECD requirements, and understands the intricacies of the CMRT and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act.

●Control Systems

Lyft expects all suppliers to have policies and procedures in place to enable 3TGs used in the production of the products sold to Lyft to be DRC Conflict Free and responsibly sourced. Lyft expects direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers.

Lyft’s Supplier Code applies to all direct suppliers and outlines certain expected behaviors and practices. The Supplier Code is based on industry and internationally accepted principles such as the United Nations Guiding Principles on Business and Human Rights and the OECD Due Diligence Guidance. Lyft’s Supplier Code is available on our website to all suppliers. We have the right to terminate relationships with the suppliers who do not meet Lyft’s requirements. The Supplier Code is reviewed to ensure it continues to align with industry best practices.

●Supplier Engagement

Lyft has a strong relationship with Tier 1 suppliers. We have leveraged processes and educational opportunities to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support and other multilingual resources. Lyft’s suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly file a CMRT. Suppliers are provided guidance in their native language, if needed.

Assent engages with suppliers directly to request a valid (free of validated errors) CMRT for the products that they supply to Lyft. With respect to the OECD requirement to strengthen engagement with suppliers, Lyft, in conjunction with Assent, has developed an internal procedure that includes steps of supplier engagement escalation including establishing a designated conflict mineral compliance communications channel and conflict mineral reporting questionnaire follow-up.  This engagement process has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative.

Lyft places a strong emphasis on supplier education and training. To accomplish this, Assent’s online resources are leveraged, and all in-scope suppliers are provided with access to Assent’s library of conflict minerals training and support resources. Further Assent’s automated feedback process notifies suppliers
1

of risks associated with the submitted CMRT, including incorrect submissions as well as those with high risk smelters, and serves to educate suppliers of certain conflict minerals’ risks. .

Lyft believes that the combination of the Supplier Code and engagement with suppliers for conflict minerals training and requests constitute a strong supplier engagement program.

●Grievance Mechanisms

Lyft has established a mechanism whereby employees and suppliers can report violations of our policies, including with respect to conflict minerals. Suppliers and others outside of Lyft may contact Lyft’s Compliance team to report grievances or other issues by making a submission through Lyft’s Compliance & Ethics Hotline (the “Hotline”). A link to the Hotline is included in Lyft’s Supplier Code. The Hotline also includes toll-free telephone contact numbers and operators who speak the languages of the jurisdictions in which we operate.

Violations or grievances at the industry level can be reported to the Responsible Minerals Initiative (“RMI”) directly as well. This can be done at http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.

●Maintain Records

Lyft has adopted a policy to retain relevant conflict minerals documentation for a period of five years. Through Assent, a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. We store all of the information and findings from this process in a database that can be audited by internal or external parties.

2)IDENTIFY & ASSESS RISK IN THE SUPPLY CHAIN

●Supplier Risk Evaluation
Risks associated with Tier 1 suppliers’ due diligence processes were assessed by their declaration responses on a CMRT, which the ACM identifies automatically based on established criteria including the suppliers’ RMAP audit status and their geopolitical risk. These risks are addressed by Assent staff and members of Lyft’s internal Conflict Minerals Compliance Team, who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”

Risks at the supplier level may include non-responsive suppliers, incomplete CMRTs, or CMRTs that are submitted at the company level. In those cases where a company-level CMRT (such as when a company declares there are 3TGs in some of its products) is submitted, we are unable to determine if all of the specified smelters and refiners were used for 3TGs in the products supplied to us.

2

Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

●Smelter/Refiners Risk Evaluation

Risks were identified by assessing the due diligence practices and status of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners consolidated by the RMI to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operational during the 2022 calendar year.

Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance such as the Responsible Minerals Assurance Process (“RMAP”). Lyft does not have a direct relationship with smelters and refiners and does not perform direct audits of these entities within their pre-supply chain. Smelters that are conformant to RMAP audit standards are considered to have their sourcing validated as conflict free and responsibly sourced. In cases where the smelter/refiner’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, further due diligence steps including Smelter Due Diligence campaigns are followed to notify suppliers reporting these facilities.

Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:
●Geographic proximity to the Covered Countries;
●Known mineral source country of origin;
●RMAP audit status;
●Credible evidence of unethical or conflict sourcing;
●Peer assessments conducted by credible third-party sources; and
●Sanctions risks.

Risk mitigation activities are initiated whenever a supplier’s CMRT reports facilities of concern. Through Assent’s automated email receipts, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing that supplier to take their own independent risk mitigation actions. Examples include the submission of a product-specific CMRT to better identify the connection to products that they supply to Lyft. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain. In addition, suppliers are guided to educational materials on mitigating the risks identified through the data collection process.

Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on the 8 questions in the declarations tab in the CMRT related to the suppliers’ conflict minerals practices and policies.
3

3) DESIGN & IMPLEMENT A STRATEGY TO RESPOND TO RISKS

Together with Assent, Lyft has developed processes to assess and respond to the conflict minerals risk identified in the supply chain. Escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance with the conflict minerals rules and Lyft’s expectations. Through email submission receipts, feedback on supplier submissions is given to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs.

4)CARRY OUT INDEPENDENT THIRD-PARTY AUDIT OF SUPPLY CHAIN DUE DILIGENCE AT IDENTIFIED POINTS IN THE SUPPLY CHAIN

Lyft does not have a direct relationship with any 3TG smelters or refiners and does not perform or direct audits of these entities within the supply chain. Instead, Lyft relies on third-party audits of smelters and refiners by industry recognized audit/assessment programs. As an example, RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.
5)REPORT ANNUALLY ON SUPPLY CHAIN DUE DILIGENCE

Lyft has published the Form SD for the year ended December 31, 2022. This report is available on Lyft’s website at https://investor.lyft.com/financials-and-reports/esg/default.aspx. Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein. Lyft has also publicly filed a Form SD and this report with the U.S. Securities and Exchange Commission.

This year we have also considered the impacts from the European Union Conflict Minerals Rule when disclosing details regarding due diligence efforts. We will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the form of public report.

● Due Diligence Results

Supply chain outreach is required to identify the upstream sources of origin of 3TGs. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by Lyft for the 2022 reporting year.

●Supply Chain Outreach Metrics

Year	Suppliers in Scope	% Responded
RY 2021	34	38.24%
RY 2022	95	49.47%
4

●Upstream Data Transparency

All smelters and refiners listed by suppliers in completed CMRTs, which appear on the RMI-maintained smelters list, are attached in Appendix A. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern exactly which of Lyft’s product lines the materials may end up in. As a result, those providing the smelters and refiners may list all smelters and refiners they may purchase from within the reporting period. Therefore, the smelters or refiners (as sources) listed in Appendix A are likely to be more comprehensive than the list of smelters or refiners which actually processed the 3TGs contained in our products.

Assent has taken measures to validate these sources of origin against validated audit programs intended to verify the material types and mine sources of origin for these smelters and refiners.

●Countries of Origin

Status	Number of identified smelters/refiners
RMAP Conformant	223
RMAP Active	8
Not Enrolled	88
Non-Conformant	24

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on reasonable identification of country-of-origin data obtained via Assent’s supply chain database.

Steps to Be Taken to Mitigate Risk
As of the date of this filing, Lyft has taken, or intends to take, the following steps to improve the due diligence conducted to further mitigate risk that the necessary 3TGs in Lyft’s products could originate from Conflict-Affected and High-Risk Areas or benefit armed groups in the Covered Countries. Through Assent, we continue to:

●Evaluate upstream sources through a broader set of tools to evaluate risk. These include but are not limited to:
oUsing a comprehensive smelter and refiner library with detailed status and notes for each listing;
oComparing the list of smelters and refiners against government watch and denied parties lists.
●Engage with suppliers more closely, and provide more information and training resources regarding responsible sourcing of 3TGs.
●Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.
●Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued.
5

●Increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

6

APPENDIX A: SMELTER LIST

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Agosi AG	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969

Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Royal Canadian Mint	Canada	CID001534
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Geib Refining Corporation	United States Of America	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	T.C.A S.p.A	Italy	CID002580
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	SAAMP	France	CID002761
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi	Italy	CID002765
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Bangalore Refinery	India	CID002863
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919

Gold	Safimet S.p.A	Italy	CID002973
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Alexy Metals	United States Of America	CID003500
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	WEEEREFINING	France	CID003615
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Caridad	Mexico	CID000180
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Morris and Watson	New Zealand	CID002282
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Sai Refinery	India	CID002853
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	African Gold Refinery	Uganda	CID003185
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497

Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	MD Overseas	India	CID003548
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Dongwu Gold Group	China	CID003663
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	QuantumClean	United States Of America	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	5D Production OU	Estonia	CID003926
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Alpha	United States Of America	CID000292
Tin	Dowa	Japan	CID000402
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Thaisarco	Thailand	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	CRM Synergies	Spain	CID003524
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Super Ligas	Brazil	CID002756
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	DS Myanmar	Myanmar	CID003831
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645

Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978

APPENDIX B: COUNTRIES OF ORIGIN
Includes: List of countries that declared smelters are known to source from

Afghanistan	Central African Republic	Hong Kong	Myanmar	Spain
Ãland Islands	Chile	Hungary	Namibia	Sudan
Albania	China	India	Netherlands	Suriname
American Samoa	Colombia	Indonesia	New Zealand	Sweden
Andorra	Congo	Ireland	Nicaragua	Switzerland
Angola	Czechia	Israel	Niger	Taiwan
Argentina	Democratic Republic of Congo	Italy	Nigeria	Tajikistan
Armenia	Djibouti	Japan	Norway	Tanzania
Aruba	Dominica	Jersey	Panama	Thailand
Australia	Dominican Republic	Kazakhstan	Papua New Guinea	Turkey
Austria	Ecuador	Kenya	Peru	Uganda
Azerbaijan	Egypt	Korea	Philippines	United Arab Emirates
Bahamas	Eritrea	Kyrgyzstan	Poland	United Kingdom
Barbados	Estonia	Liberia	Portugal	United States
Belarus	Ethiopia	Liechtenstein	Russian Federation	Uzbekistan
Belgium	Finland	Lithuania	Rwanda	Viet Nam
Benin	France	Luxembourg	Samoa	Zambia
Bermuda	Georgia	Madagascar	Saudi Arabia	Zimbabwe
Bolivia (Plurinational State of)	Germany	Malaysia	Senegal
Brazil	Ghana	Mali	Sierra Leone
Bulgaria	Guam	Mauritania	Singapore
Burkina Faso	Guatemala	Mexico	Slovakia
Burundi	Guinea	Mongolia	Slovenia
Cambodia	Guyana	Morocco	South Africa
Canada	Honduras	Mozambique	South Sudan

1

Appendix C: CMRT Declaration Rejection/Approval Criteria

Assent Sustainability Platform Logic Structure

The following tables map the Assent Sustainability Platform’s status outputs and CMRT logic structure when determining supplier conflict mineral statuses as displayed on the dashboard. Using this table, and referencing the CMRT questions listed above, users will be able to determine what answers were provided by their suppliers to earn their conflict minerals statuses.

Dashboard Supplier Response Statuses

Supplier Status	Description
Not Submitted	A CMRT has not been submitted by the supplier
Complete	A CMRT has been submitted, and is valid and complete
Incomplete	A supplier with parts associated to them has submitted a partially completed Product-Level or User-Defined CMRT
Invalid Submission	A CMRT has been submitted and deemed invalid based on contradicting responses in the template
Out of Scope	The supplier is out of scope for conflict minerals and does not need to be contacted

1